UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2012, IntelGenx Technologies Corp. (the “Company”) held its adjourned Annual Meeting of Shareholders. At the Annual Meeting the Company’s shareholders voted on (i) the election of five directors, and (ii) the ratification of the selection of RSM Richter Chamberland, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

The nominees named below were elected as directors at the Annual Meeting by the indicated votes cast for each nominee:

				Broker
Name of Nominee	For	Withheld	Abstain	Non-Votes
Horst G. Zerbe, Ph.D.	17,143,152	102,286	0	8,599,956
J. Bernard Boudreau	17,184,343	61,095	0	8,599,956
John (Ian) Troup	17,184,343	61,095	0	8,599,956
Bernd J. Melchers	17,174,343	71,095	0	8,599,956
John Marinucci	17,184,343	61,095	0	8,599,956
Rajiv Khosla	17,174,343	71,095	0	8,599,956

The directors listed above will serve until the next annual meeting of shareholders or until their successors are elected or appointed.

At the Annual Meeting, the appointment of RSM Richter Chamberland. LLP as the Company’s registered independent auditors for the fiscal year ending December 31, 2012, was ratified by the indicated votes cast:

			Broker
For	Against	Abstain	Non-Votes
25,736,214	55,831	53,349	0

Further information concerning the matters voted upon at the Annual Meeting is contained in the Company’s proxy statement, dated March 29, 2012, with respect to the 2012 Annual Meeting.

INTELGENX TECHNOLOGIES CORP.

Dated: May 14, 2012	By: /s/ Horst G. Zerbe
Horst G. Zerbe
President and Chief
Executive Officer